EXHIBIT 10.17

                      NON-RECOURSE SECURED PROMISSORY NOTE


     FOR VALUE RECEIVED, Norman M. Phipps (the "Executive") hereby promises to pay to the order of LogiMetrics, Inc. (the "Company"), at its offices at 50 Orville Drive, Bohemia, New York, or at such other location as the Company may designate from time to time, the sum of $459,000, without interest, as set forth below. If the Executive fails to pay any amount hereunder when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than 30 days, interest shall thereafter accrue on any overdue amounts at a rate of 8% percent per annum, compounded annually, until paid in full. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

     Section 1. Prepayment. The Executive shall have the right to prepay all or part of the outstanding principal amount of this Note at any time and from time to time without penalty or premium. In the event that the Executive sells, transfers or otherwise disposes of some or all of the Shares (as defined in the Pledge Agreement referred to below), whether on or prior to the maturity of this Note, the Executive shall promptly repay this Note in an amount equal to the net proceeds, if any, received by the Executive from such disposition.

     Section 2. Maturity. This Note shall mature and all amounts due hereunder shall become immediately due and payable, without demand and without notice to the Executive, in the event that (a) the Executive sells, transfers or otherwise disposes of all Shares then owned by him (other than pursuant to a Change in Control Event, as defined below), (b) the Executive's employment by the Company is terminated for any reason, other than a Without Cause Termination (as defined below), (c) the Executive (i) becomes insolvent, (ii) makes an assignment for the benefit of his creditors generally, or (iii) files a petition seeking protection under the United States Bankruptcy Code or seeking the appointment of a receiver, trustee or custodian for the Executive or a substantial portion of his assets, or (d) any other person or entity (i) files an involuntary petition under the United States Bankruptcy Code with respect to the Executive, or (ii) commences an action seeking the appointment of a receiver, trustee or custodian for the Executive or a substantial portion of his assets, and such petition or action remains undismissed and unstayed for more than sixty (60) consecutive days; provided, however, that if the Executive's employment is terminated for any reason (other than a Without Cause Termination or a Termination for Cause), amounts due hereunder shall be payable in sixty (60) equal monthly installments, without interest, on the first business day of each month, commencing with the first month immediately following the effective date of such termination.

     As used herein, (i) "Without Cause Termination" means a termination of the Executive's employment by the Company other than due to "Permanent Disability" (as defined below) or retirement and other than a "Termination for Cause" (as defined below), (ii) "Permanent Disability" means permanently disabled so as to qualify for full

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benefits  under  the  Company's   then-existing   disability  insurance  policy;
provided, however, that if the Company does not maintain any such policy on the date of determination, "Permanent Disability" shall mean the inability of the Executive to work for a period of six full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment, and (iii) "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Executive's employment by the Company because the Executive has (a) breached or failed to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful
misconduct  or  recklessness,   (b)  committed  an  act  of  dishonesty  in  the
performance of his duties or engaged in any conduct detrimental to the business or reputation of the Company or any of its subsidiaries, (c) been convicted of a felony or misdemeanor involving moral turpitude, (d) breached or failed to perform his obligations and duties under any employment agreement between the Executive and the Company or any of its subsidiaries, which breach or failure the Executive shall fail to remedy within 30 days after written demand from the Company or the subsidiary party thereto, or (e) violated the representations made by him in any such employment agreement or any of the covenants contained therein.

     Section 3. Change in Control. Notwithstanding the provisions of Sections 1 and 2 hereof, all principal and interest, if any, due under this Note shall be forgiven, and the Executive shall have no further obligation hereunder, upon the occurrence of a Change of Control Event (as defined below); provided, however, that the Executive continues to be employed by the Company as of the date immediately preceding the effective date of a Change in Control Event. As used herein, a "Change in Control Event" means the occurrence of any of the following:

          (a) any person, firm or corporation (other than Charles S. Brand, members of his immediate family, or any trust or other entity established for the benefit of Mr. Brand and/or members of his immediate family) acquires directly or indirectly the beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and, immediately after such acquisition, the acquirer has beneficial ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;

          (b) the individuals who (i) as of the date of this Note constitute the Board of Directors (the "Original Directors"), (ii) thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or (iii) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors;

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          (c)  the   stockholders   of  the  Company  shall  approve  a  merger,
consolidation, recapitalization, or reorganization of the Company or the Company shall consummate any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in holders of
outstanding   voting  securities  of  the  Company   immediately  prior  to  the
transaction having beneficial ownership of at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

          (d) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more in value of the total assets of the Company).

     Section 4. Security. This Note is the Note referred to in the Pledge Agreement, dated the date hereof, between the Executive and the Company and is secured by the Shares and the other Collateral described therein. The Pledge Agreement grants the Company certain rights with respect to the Collateral upon certain defaults specified therein.

     Section 5. Non-Recourse Nature of Obligation to Pay. The Company's sole recourse for the payment of amounts due under this Note shall be limited to the Collateral securing this Note. THE COMPANY SHALL NOT HAVE THE RIGHT TO ENFORCE THIS NOTE AGAINST THE EXECUTIVE OR ANY OF THE EXECUTIVE'S OTHER ASSETS OR PROPERTY.

     Section 6. Waivers. No delay on the part of the holder of this Note in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the holder of this Note, and then only to the extent expressly set forth therein. The Executive waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or indorsement of this Note.

     Section 7. Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the choice of law provisions thereof. The Executive hereby consents and submits to the exclusive jurisdiction of the federal and state courts located in the State of New York having subject matter jurisdiction in connection with any and all disputes arising out of or in connection with this Note. The Executive hereby consents and agrees that service of process by the holder shall be deemed validly and properly effected against the Executive upon the mailing of a copy of such process by certified mail, postage

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prepaid,  to the Executive at his address as it appears in the personnel records of the Company.

Witness:



/s/ Stephanie Trocchia                               /s/ Norman M. Phipps
___________________________                          __________________________
Name:    Stephanie Trocchia                          Name: Norman M. Phipps


Dated:  July 22, 1997